Exhibit 4.1

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of May 8, 2014, among the parties identified in the signature page of this Supplemental Indenture as a Guaranteeing Subsidiary (each a "Guaranteeing Subsidiary") each of which is a direct or indirect subsidiary of LKQ Corporation (or its permitted successor), a Delaware corporation (the “Issuer”), the Issuer, the other Guarantors (as defined in the Indenture referred to herein) and U.S. Bank National Association, as trustee under the Indenture referred to below (the “Trustee”).
W I T N E S S E T H
WHEREAS, the Issuer has heretofore executed and delivered to the Trustee an indenture, dated as of May 9, 2013 (the “Indenture”), providing for the issuance of the Issuer’s 4.75% Senior Notes due 2023 (the “Notes”);
WHEREAS, the Indenture provides that under certain circumstances each Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and
WHEREAS, pursuant to Section 8.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
1.    CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
2.    AGREEMENT TO GUARANTEE. Each Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 10 thereof.
4.    NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator member of the Board of Directors or holder of Capital Stock of the Issuer or of any Guarantor, as such, shall have any liability for any obligations of the Issuer or the Guarantors under the Notes, this Supplemental Indenture or the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability.
5.    THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
7.    EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.
8.    THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by each Guaranteeing Subsidiary and the Issuer.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated: May 8, 2014

GUARANTEEING SUBSIDIARIES:

Keystone Automotive Holdings, Inc.
Keystone Automotive Operations, Inc.
DriverFx.com, Inc.
Arrow Speed Acquisition LLC
KAO Warehouse, Inc.
KAO Logistics, Inc.
Keystone Automotive Distributors Company LLC
A&A Auto Parts Stores, Inc.
Keystone Automotive Operations of Canada, Inc.

By:	/S/ JOHN S. QUINN
	Name:	John S. Quinn
	Title:	Vice President and
Chief Financial Officer

LKQ CORPORATION

By:	/S/ JOHN S. QUINN
	Name:	John S. Quinn
	Title:	Vice President and
Chief Financial Officer

GUARANTORS:

ACCU-PARTS LLC
AKRON AIRPORT PROPERTIES, INC.
AMERICAN RECYCLING INTERNATIONAL, INC.
A-RELIABLE AUTO PARTS & WRECKERS, INC.
ATK MOTORSPORTS, INC.
BUDGET AUTO PARTS U-PULL-IT, INC.
CITY AUTO PARTS OF DURHAM, INC.
DAMRON HOLDING COMPANY, LLC
DAP TRUCKING, LLC
DOUBLE R AUTO SALES, INC.
GEARHEAD ENGINES, INC.
GREENLEAF AUTO RECYCLERS, LLC
KAI CHINA LLC
KAIR IL, LLC
KEYSTONE AUTOMOTIVE INDUSTRIES, INC.
KWIK AUTO BODY SUPPLIES, INC.
LAKEFRONT CAPITAL HOLDINGS, INC.
LKQ 1ST CHOICE AUTO PARTS, LLC
LKQ 250 AUTO, INC.
LKQ A&R AUTO PARTS, INC.
LKQ ALL MODELS CORP.
LKQ APEX AUTO PARTS, INC.
LKQ ATLANTA, L.P.
LKQ AUTO PARTS OF CENTRAL CALIFORNIA, INC.
LKQ AUTO PARTS OF MEMPHIS, INC.
LKQ AUTO PARTS OF NORTH TEXAS, INC.
LKQ AUTO PARTS OF NORTH TEXAS, L.P.
LKQ AUTO PARTS OF ORLANDO, LLC
LKQ AUTO PARTS OF UTAH, LLC
LKQ BEST AUTOMOTIVE CORP.
LKQ BIRMINGHAM, INC.,
each as a Guarantor

By:	/S/ JOHN S. QUINN
	Name:	John S. Quinn
	Title:	Vice President and
Chief Financial Officer

LKQ BRAD’S AUTO & TRUCK PARTS, INC.
LKQ BROADWAY AUTO PARTS, INC.
LKQ COPHER SELF SERVICE AUTO PARTS-BRADENTON INC.
LKQ COPHER SELF SERVICE AUTO PARTS-CLEARWATER INC.
LKQ COPHER SELF SERVICE AUTO PARTS-ST. PETERSBURG INC.
LKQ COPHER SELF SERVICE AUTO PARTS-TAMPA INC.
LKQ CRYSTAL RIVER, INC.
LKQ FINANCE 1 LLC
LKQ FINANCE 2 LLC
LKQ FOSTER AUTO PARTS SALEM, INC.
LKQ FOSTER AUTO PARTS WESTSIDE LLC
LKQ FOSTER AUTO PARTS, INC.
LKQ GORHAM AUTO PARTS CORP.
LKQ GREAT LAKES CORP.
LKQ HEAVY TRUCK-TEXAS BEST DIESEL L.P.
LKQ HOLDING CO.
LKQ HUNTS POINT AUTO PARTS CORP.
LKQ LAKENOR AUTO & TRUCK SALVAGE, INC.
LKQ MANAGEMENT COMPANY
LKQ METRO, INC.
LKQ MID-AMERICA AUTO PARTS, INC.
LKQ MIDWEST AUTO PARTS CORP.
LKQ MINNESOTA, INC.
LKQ OF INDIANA, INC.
LKQ OF MICHIGAN, INC.
LKQ OF NEVADA, INC.
LKQ OF TENNESSEE, INC.
LKQ ONLINE CORP.
LKQ PENN-MAR, INC.,
each as a Guarantor

By:	/S/ JOHN S. QUINN
	Name:	John S. Quinn
	Title:	Vice President and
Chief Financial Officer

LKQ PLUNKS TRUCK PARTS & EQUIPMENT - JACKSON, INC.
LKQ POWERTRAIN, INC.
LKQ PRECIOUS METALS, INC.
LKQ RALEIGH AUTO PARTS CORP.
LKQ ROUTE 16 USED AUTO PARTS, INC.
LKQ SALISBURY, INC.
LKQ SAVANNAH, INC.
LKQ SELF SERVICE AUTO PARTS-HOLLAND, INC.
LKQ SELF SERVICE AUTO PARTS-KALAMAZOO, INC.
LKQ SELF SERVICE AUTO PARTS-MEMPHIS, LLC
LKQ SELF SERVICE AUTO PARTS TULSA, INC.
LKQ SMART PARTS, INC.
LKQ SOUTHWICK LLC
LKQ TAIWAN HOLDING COMPANY
LKQ TIRE & RECYCLING, INC.
LKQ TRADING COMPANY
LKQ TRIPLETT ASAP, INC.
LKQ U-PULL-IT AUTO DAMASCUS, INC.
LKQ U-PULL-IT TIGARD, INC.
LKQ WEST MICHIGAN AUTO PARTS, INC.
MICHAEL AUTO PARTS, INCORPORATED
NORTH AMERICAN ATK CORPORATION
P.B.E. SPECIALTIES, INC.
PICK-YOUR-PART AUTO WRECKING
POTOMAC GERMAN AUTO SOUTH, INC.
POTOMAC GERMAN AUTO, INC.
PULL-N-SAVE AUTO PARTS, LLC
REDDING AUTO CENTER, INC.
SCRAP PROCESSORS, LLC
SPEEDWAY PULL-N-SAVE AUTO PARTS, LLC
SUPREME AUTO PARTS, INC.
U-PULL-IT, INC.
U-PULL-IT, NORTH, LLC,
each as a Guarantor

By:	/S/ JOHN S. QUINN
	Name:	John S. Quinn
	Title:	Vice President and
Chief Financial Officer

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:	/S/ LINDA E. GARCIA
	Name:	Linda E. Garcia
	Title:	Vice President